                                    EXHIBIT 10.15

                            CHAMPION PROPERTY, NEW MEXICO

                                ACQUISITION AGREEMENT

             THIS AGREEMENT is made as of the 16th day of November, 1994


BETWEEN:

         SUMMO MINERALS CORPORATION, a company duly incorporated under the laws of British Columbia and having a head office at 860 - 625 Howe Street, Vancouver, British Columbia, V6C 2T6
         (hereinafter referred to as "SUMMO CANADA")

                                                              OF THE FIRST PART,
AND:

         SUMMO USA CORPORATION, a company incorporated under the laws of the State of Colorado and having a head office at Suite 1100, 1776 Lincoln Street, Denver, Colorado, 80203
         (hereinafter referred to as "SUMMO USA")

                                                             OF THE SECOND PART,
AND:

         ST. MARY MINERALS INC., a company incorporated under the laws of the State of Colorado and having a head office at Suite 1100, 1776 Lincoln Street, Denver, Colorado, 80203
         (hereinafter referred to as "ST. MARY")

                                                              OF THE THIRD PART.
RECITALS

A. WHEREAS St. Mary holds interests in a mining property known as the Champion copper property in Taos County, New Mexico;

B. AND WHEREAS St. Mary's entire right and title and interest in and to the unpatented and patented mining claims and millsites located in the Picuris and Copper Mountain Mining District, Taos County, New Mexico and known as the Champion copper property all as described more particularly in Schedule "A" attached hereto and is referred to collectively herein as the "PROPERTY";

C. AND WHEREAS St. Mary wishes to sell and Summo USA wishes to acquire all of St. Mary's interest in the Property.

         NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual covenants and agreements herein contained and subject to the terms and conditions hereinafter set out, the parties hereto agree as follows:

1.       PURCHASE AND SALE

1.01 St. Mary hereby sells, assigns and transfers to Summo USA its entire right, title and interest in and to the Property except for a royalty interest of 1.5% of Net Smelter Returns as defined below, in consideration of the following:

    (a) the issuance of 80,000 common shares in the capital of Summo Canada to be issued to St. Mary upon receipt of shareholder and regulatory approval;

    (b) the right to retain the royalty interest and to receive the "Royalty" (as hereinafter defined); and

    (c) the assumption of all of St. Mary's duties, obligations and liabilities contained in the following underlying agreements:

         (i) Exploration and Purchase Option Agreement dated for reference August 1, 1994 with Boyce Cook, Margaret Cook, Josephine Hill and Donald Charles Giaccarni, a copy of which is attached hereto as Schedule "B" and referred to herein as the "COOK AGREEMENT";

         (ii) Exploration and Purchase Option Agreement dated for reference August 1, 1994 with Josephine Hill, Donald Charles Giaccarni, Ruby E. Neill, Bruce Neill and Vivian Rutherford, a copy of which is attached hereto as Schedule "C" and referred to herein as the "RUTHERFORD AGREEMENT"; and

         (iii) Finder's Fee Agreement dated for reference May 20, 1994 with Applied Geologic Studies, Inc., a copy of which is attached hereto as Schedule "D" and referred to herein as the "FINDER'S FEE AGREEMENT".

2.       REPRESENTATIONS AND WARRANTIES OF ST. MARY

2.01     St. Mary represents to each of Summo USA and Summo Canada that:

    (a) the interests assigned to Summo USA hereunder comprise St. Mary's entire right, title and interest in and to the Property and, notwithstanding the generality of the foregoing, St. Mary's entire right, title and interest in and to the Cook Agreement, the Rutherford Agreement and the Finder's Fee Agreement (referred to collectively herein as the "UNDERLYING AGREEMENTS";

    (b) as of November 16, 1994 the Underlying Agreements were in good standing and no party was in default thereunder;

    (c) it has full right, power and authority to transfer and assign to Summo USA its entire right, title and interest in and to the Underlying Agreements in accordance with this agreement;

    (d) the entering into this agreement does not conflict with any applicable law or with its charter documents nor does it conflict with, or result in a breach of, or accelerate the performance required by any contract or other commitment to which it is a party or by which it is bound;

    (e) it has advised Summo USA of all of the material information relating to the mineral potential of the Property of which St. Mary has knowledge.

2.02 The representations and warranties hereinbefore set out are conditions upon which each of Summo Canada and Summo USA has relied on entering into this agreement and St. Mary hereby forever indemnifies and saves each of Summo Canada and Summo USA harmless from all loss, damage, costs actions and suits arising out of or in connection with any breach of any representation or warranty made by it and contained in this agreement.

3.       REPRESENTATIONS AND WARRANTIES OF SUMMO

3.01 Each of Summo Canada and Summo USA severally and not jointly represents and warrants to St. Mary that:

    (a) it has full corporate power and authority to enter into this agreement, subject only to the requirement that it obtain shareholder approval to the issuance of 80,000 Common shares to St. Mary; and

    (b) the entering into this agreement does not conflict with any applicable laws or with its charter documents not does it conflict with, or result in a breach of, or accelerate the performance required by any contract or other commitment to which it is a party or by which it is bound.

3.02 The representations and warranties hereinbefore set out are conditions upon which St. Mary has relied on entering into this agreement and each of Summo Canada and Summo USA hereby forever indemnifies and saves St. Mary harmless from all loss, damage, costs actions and suits arising out of or in connection with any breach of any representation or warranty made by it and contained in this agreement.

4.       COVENANTS OF SUMMO

4.01     Summo Canada and Summo USA hereby covenants with and to St. Mary that:

    (a) Summo Canada will issue 80,000 common shares in its capital to St. Mary, upon receipt of shareholder and regulatory approval;

    (b)  Summo USA shall maintain in good standing the Underlying Agreements;

    (c) Summo USA shall use its best efforts to conduct all its operations on the Property in compliance with all applicable laws, regulations and policies; and

    (d) they will allow St. Mary access at all times to all maps, reports, assay results and other technical data prepared or obtained by them in connection with their operations on the Property.

5.       RIGHT OF ENTRY

5.01 During the currency of this agreement Summo USA, its servants, agents and workmen and any persons duly authorized by Summo USA shall have the exclusive right to enter upon and take possession of and prospect, explore and develop the Property in such manner as Summo USA in its sole discretion may deem advisable.

6.       ROYALTY

6.01 In this agreement, the "ROYALTY" means the obligation of Summo USA and any successor to its interest to pay to St. Mary 1.5% of Net Smelter Returns as defined, calculated and paid pursuant to Schedule "E" herein. This royalty interest ownership of St. Mary shall run with the land and shall be binding upon Summo USA, its successors and assigns.

7.       TERMINATION

7.01 If Summo Canada has not issued to St. Mary the 80,000 Common shares in the capital of Summo Canada referred to in paragraph 1.01(a), by July 1, 1995, Summo USA shall reconvey to St. Mary all of its interest in the Property, but shall remain liable for the performance of any duties, obligations and liabilities, including payments under the agreements set forth in 1.01(c)(i),
(ii) and (iii) that have accrued to the date of termination, and shall indemnify and hold St. Mary harmless therefrom.


8.       INDEPENDENT ACTIVITIES

8.01 Except as expressly provided herein, each party shall have the free and unrestricted right to independently engage in and receive the full benefit of any and all business endeavours of any sort whatsoever, whether or not competitive with the endeavours contemplated herein without consulting the other or inviting or allowing the other to participate therein. No party shall be under any fiduciary or other duty to the other which will prevent it from engaging in or enjoying the benefits of competing endeavours within the general scope of the endeavours contemplated herein. The legal doctrines of "corporate opportunity" sometimes applied to persons engaged in a joint venture or having fiduciary status shall not apply in the case of any party. In particular, without limiting the foregoing, no party shall have an obligation to any other party as to:

    (a) any opportunity to acquire, explore and develop any mining property, interest or right presently owned by it or offered to it outside of the Property at any time; and

    (b) the erection of any mining plant, mill, smelter or refinery, whether or not such mining plant, mill, smelter or refinery treats ore or concentrates from the Property.

9.       UNAVOIDABLE DELAYS

9.01 If any party should be delayed in or prevented from performing any of the terms, covenants or conditions of this agreement by reason of a cause beyond the control of such party, including fires, floods, earthquakes, subsidence, ground collapse or landslides, interruptions or delays in transportation or power supplies, strikes, lockouts, wars, acts of God, government regulation or interference, including but without restricting the generality of the foregoing, forest or highway closures or any other cause beyond such party's control, then any such failure on the part of such party to so perform shall not be deemed to be a breach of this agreement and the time within which such party is obliged to comply with any such term, covenant or condition of this agreement shall be extended by the total period of all such delays. In order that the provisions of this article may become operating, such party shall given notice in writing to the other party, forthwith and for each new cause of delay or prevention and shall set out in such notice particulars of the cause thereof and the day upon which the same arose, and shall give like notice forthwith following the date that such cause ceased to subsist.

10.      ARBITRATION

10.01 If there is any disagreement, dispute or controversy (hereinafter collectively called a "DISPUTE") between the parties with respect to any matter arising under this agreement or the construction hereof, then the Dispute shall be determined by arbitration in accordance with the rules of the American Arbitration Association using a panel of three arbitrators.

11.      NOTICES

11.01 Any notice, election, consent or other writing required or permitted to be given hereunder shall be deemed to be sufficiently given if delivered or if mailed by registered air mail or by telegram or fax, addressed as follows:

In the case of St. Mary:

St. Mary Minerals Inc.
Suite 1100 - 1776 Lincoln Street
Denver, Colorado
80203
Attention:    Gregory Hahn
---------     ------------
with a copy to:

Cohen, Brame & Smith
Attorneys at Law
One Norwest Centre, Suite 1800
1700 Lincoln Street
Denver, Colorado
80203
Attention:    Roger Cohen
---------     -----------

In the case of Summo USA:

Summo USA Corporation
Suite 1100 - 1776 Lincoln Street
Denver, Colorado
80203
Attention:    Gregory Hahn
---------     ------------

with a copy to:

Cohen, Brame & Smith
Attorneys at Law
One Norwest Centre, Suite 1800
1700 Lincoln Street
Denver, Colorado
80203
Attention:    Roger Cohen
---------     -----------

In the case of Summo Canada:

Summo Minerals Corporation
Suite 860 - 625 Howe Street
Vancouver, B.C.
V6C 2T6

Attention:    the Corporate Secretary
---------     -----------------------

with a copy to:

SCOTT, BISSETT
Barristers & Solicitors
1040 - 999 West Hastings Street
Vancouver, B.C.
V6C 2W2

Attention:    Graham H. Scott
---------     ---------------
and any such notice given as aforesaid shall be deemed to have been given to the parties hereto if delivered, when delivered, or if mailed, on the tenth business day following the date of mailing, or, if telegraphed or faxed, on the next succeeding day following the telegraphing or faxing thereof
PROVIDED HOWEVER that during the period of any postal interruption in either the country of mailing or the country of delivery, any notice given hereunder by mail shall be deemed to have been given only as of the date of actual delivery of the same. Any party may from time to time by notice in writing change its address for the purpose of this paragraph.

12.      APPROVALS

12.01 The parties acknowledge and agree that this agreement is subject to the acceptance of the securities regulatory bodies having jurisdiction and the shareholders of Summo Canada, and the parties hereby agree to use their respective best efforts to do all things reasonable and necessary in order to obtain such acceptance and approvals.

13.      GENERAL TERMS AND CONDITIONS

13.01 The parties hereto hereby covenant and agree that they will execute such further agreements, conveyances and assurances as may be requisite, or which counsel for the parties may deem necessary to effectually carry out the intent of this agreement.

13.02 This agreement shall represent the entire understanding between the parties with respect to the Property, and supersedes and replaces the letter agreement dated November 16, 1994. No representations or inducements have been made save as herein set forth. No changes, alterations, or modifications of this agreement shall be binding upon either party until and unless a memorandum in writing to such effect shall have been signed by all parties hereto.

13.03 The titles to the articles to this agreement shall not be deemed to form part of this agreement but shall be regarded as having been used for convenience of reference only.

13.04 The schedules to this agreement shall be construed with and as an integral part of this agreement to the same extent as if they were set forth verbatim herein.

13.05 All references to dollar amounts contained in this agreement are references in United States funds.

13.06 This agreement shall be governed by and interpreted in accordance with the laws of the State of Colorado.

13.07 This agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

13.08    Time shall be of the essence of this agreement.

         IN WITNESS WHEREOF this agreement has been executed by the parties hereto as of the day and year first above written.

SUMMO MINERALS CORPORATION

Per:

/s/ [ILLEGIBLE]
-------------------------
Authorized Signature
Per:

/S/ [ILLEGIBLE]
-------------------------
Authorized Signature


ST. MARY MINERALS INC.

By:/S/ [ILLEGIBLE]
   ---------------------
[Name:] [ILLEGIBLE]
       ----------------
[Title:] PRESIDENT
        ---------------

SUMMO USA CORPORATION

By: /s/ Gregory P. Hahn
   ---------------------
[Name:] Gregory P. Hahn
       ----------------
[Title:] Vice President
        ---------------

                                     SCHEDULE "A"

                     TO THAT CERTAIN AGREEMENT (THE "AGREEMENT")
                  MADE AS OF THE 16TH DAY OF NOVEMBER, 1994 BETWEEN
                    SUMMO MINERALS CORPORATION OF THE FIRST PART
                   AND SUMMO USA CORPORATION OF THE SECOND PART AND
                       ST. MARY MINERALS INC. OF THE THIRD PART

                                    THE "PROPERTY"

In this Schedule "A", all defined terms shall have the same meaning as set out in the Agreement. The "Property" means St. Mary's entire right, title and interest, except for the royalty interest of 1.5% of Net Smelter Returns, in the following:

1.  COOK AGREEMENT

    The following unpatented mining claims located in the Picuris and Copper Mountain Mining District, Taos County, New Mexico:

                        Recorded            Amended        BLM
    Claim Name          Book    Page        Book    Page   NMMC Number
    ----------          ----    ----        ----    ----   -----------

    Blue Jay            S30     46          S37     439    68901
    Chipmunk            S30     47          S37     443    68902
    Mustang             S30     498         S37     444    68903
    Shiner              S30     499         S37     448    68904
    Lizzie              S37     4           S37     441    68905
    Magpie              S37     5-6         S37     442    68906
                                            M95     109
    Daisy               S37     3           S37     440    68907


2.  RUTHERFORD AGREEMENT

    The following patented mining claims and millsites located in the Picuris and Copper Mountain Mining District, Taos County, New Mexico:

    Jumbo Lode, Mineral Survey No. 1049, BLM Book A-50, Pages 338-340
    Aztec Lode, Mineral Survey No. 1049A, BLM Book A-50, Pages 338-340
    Sunset Lode, Mineral Survey No. 1049A, BLM Book A-50, Pages 338-340
    Oxide King Lode, Mineral Survey No. 1049A, BLM Book A-50, Pages 338-340 Champion Lode, Mineral Survey No. 1049A, BLM Book A-50, Pages 338-340
    Aztec Millsite, Mineral Survey No. 1049B, BLM Book A-50, Pages 338-340 Sunset Millsite, Mineral Survey No. 1049B, BLM Book A-50, Pages 338-340 Oxide King Millsite, Mineral Survey No. 1049B, BLM Book A-50, Pages 338-340 Champion Millsite, Mineral Survey No. 1049B, BLM Book A-50, Pages 338-340

3. Unpatented mining claims located in Township 23 North, Range 11 East, Taos County, New Mexico:

                        Recorded        Amended          BLM Serial
    Claim Name          Book Page     Book Page          No. - NMMC
    ----------          ---------     ---------          ----------

    CH  1               M172  280                         163015
    CH  2               M172  283                         163016
    CH  3               M172  284                         163017
    CH  4               M172  285                         163018
    CH  5               M172  286                         163019
    CH  6               M172  287                         163020
    CH  7               M172  288                         163021
    CH  8               M172  289                         163022
    CH  9               M172  290                         163023
    CH 10               M172  291                         160024
    CH 11               M172  292                         163025
    CH 12               M172  293                         163026
    CH 13               M172  294                         163027
    CH 14               M172  295                         163028
    CH 15               M172  296                         163029
    CH 16               MI72  297                         163030
    CH 17               M172  298                         163031
    CH 18               M172  299                         163032
    CH 19               M172  300                         163033
    CH 20               M172  301                         163034
    CH 21               M173  300                         163152
    CH 22               M173  303                         163153
    CH 23               M173  304                         163154
    CH 24               M173  305                         163155
    CH 25               M173  306                         163156
    CH 26               M173  307                         163157
    CH 27               M173  308                         163158
    CH 28               M173  309                         163159
    CH 29               M173  310                         163160
    CH 30               M173  311                         163161
    CH 31               M173  312                         163162
    CH 32               M173  313                         163163
    CH 33               M173  314                         163164
    CH 34               M173  315                         163165
    CH 35               M173  316                         163166
    CH 36               M173  352                         163167
    CH 37               M173  353                         163168
    CH 38               M173  354                         163169
    CH 39               M173  355                         163170
    CH 40               M173  356                         163171
    CH 41               M173  357                         163172
    CH 42               M173  358                         163173
    CH 43               M173  359                         163174
    CH 44               M173  360                         163175

    CH 45               M173  361                         163176
    CH 46               M173  362                         163177
    CH 47               M173  363                         163178
    CH 48               M173  364                         163179
    CH 49               M173  370                         163180
    CH 50               M173  371                         163181
    CH 51               M173  372                         163182
    CH 52               M173  373                         163183
    CH 53               M173  374                         163184
    CH 54               M173  375                         163185
    CH 55               M173  376                         163186
    CH 56               M173  377                         163187
    CH 57               M173  378                         163188
    CH 58               M173  379                         163189
    CH 59               M173  380                         163190
    CH 60               M173  381                         163191
    CH 61               M173  382                         163192
    CH 62               M173  383                         163193
    CH 63               M173  384                         163194
    CH 64               M173  385                         163195

    Schedule "B" to the Acquisition Agreement dated for reference November 16, 1994.

                      EXPLORATION AND PURCHASE OPTION AGREEMENT


         THIS OPTION AGREEMENT ("Agreement") made effective as of the lst day of August, 1994, by and between those persons whose names and addresses are shown on EXHIBIT A attached hereto and made a part hereof (individually an "Owner" and collectively the "Owners") and ST. MARY MINERALS INC., a Colorado corporation, whose address is 1776 Lincoln Street, Denver, Colorado 80203 (hereinafter referred to as "St. Mary");

         WHEREAS, Owners are the owners of certain unpatented mining claims situate in Taos County, New Mexico, herein referred to as "the Property," and more particularly described on EXHIBIT B attached hereto and made a part hereof; and

         WHEREAS, St. Mary desires to carry out exploration work and to acquire an option to purchase the Property,

         WHEREAS, Owners desire to make the Property available for the conduct by St. Mary of certain mineral exploration work thereon and to grant St. Mary the option to purchase the Property,

         NOW THEREFORE, in consideration of Ten Dollars ($10.00) in hand paid to Owners, the receipt and sufficiency of which are hereby acknowledged, and further in consideration of the mutual covenants, agreements, and promises herein contained, the parties agree as follows:


1. OPTION. Owners grant to St. Mary during the term of this Agreement the sole and exclusive option (the "Option") to purchase the Property, together with all appurtenances and water rights incident thereto and all improvements and personal property thereon, free and clear of all liens and encumbrances, for a total purchase price of Five Hundred Thousand Dollars ($500,000.00). St. Mary shall be entitled to a credit against the purchase price for all amounts paid under the provisions of Section 6. hereof and for all costs and expenses incurred under the provisions of Section 4 hereof. If the Property is placed in commercial production at any time during the term of this Agreement, St. Mary shall exercise the option by providing written notice of exercise to Owners. Within three (3) years after such notice, but no later than August 1, 2015, St. Mary shall deliver the balance of the purchase price to Owners. "Commercial production" shall mean the processing and sale of ores, concentrates, metals and other mineral products which have been mined on the Property but which shall not include processing for the purpose of testing or milling by a pilot plant.

2. ESCROW. Contemporaneously with the execution of this Agreement, Owners shall execute, acknowledge, and deliver to the Escrow Agent one or more general warranty deeds conveying the Property to St. Mary in the form (without legal descriptions) of Exhibit C attached hereto and incorporated herein.
         Owners and St. Mary hereby appoint CB&S Nominee Corporation, 1800 One Norwest Center Building, 1700 Lincoln Street, Denver, Colorado 80203 as their Escrow Agent to receive and distribute all payments and to hold the deed and deliver it to the party entitled hereunder to receive the same. The parties hereto agree that the Escrow Agent shall act pursuant to Escrow Instructions executed contemporaneously herewith.

3. EXCLUSIVE POSSESSION. St. Mary shall have the exclusive possession of the Property during the term of this Agreement.


4.       TITLE.

         (a) Owners warrant that they are in possession of the Property, that they have the right to enter into this Agreement, that they know of no other person claiming any interest in the Property or the ground covered thereby, and that the Property is free from all liens and encumbrances, except liens for property taxes not yet due and payable. Owners further warrant to St. Mary the quiet enjoyment of the Property and the right to explore, develop, and mine the same.

         (b) Owners warrant and will defend title of the property against all persons whomsoever.

         (c) At St. Mary's request, Owners shall take all action necessary (including judicial proceedings) to remove any cloud from or cure any defect in their title to the Property or the ground covered thereby. If Owners fail or refuse to take any such action, St. Mary may take any such action in Owners' name. Owners agree to cooperate with St. Mary in any such action taken. If the United States or any third person attacks the validity of any of the unpatented mining claims included in the Property for any reason, St. Mary shall have no obligation to defend the validity of the claim.

         (d) St. Mary shall not be estopped to deny the validity of Owners' title.

5. UNDIVIDED INTEREST. If the interest claimed by any Owner in any portion of the Property is less than one hundred percent, the interest claimed by such Owner is set forth in Exhibit A. Any representation or warranty of title made by any Owner shall apply only to the interest set forth in Exhibit A.

6.       OPTION PAYMENTS.

         (a) Concurrent with the execution of this Agreement by Owners, St. Mary has made an option payment to Owners in the amount of $5,000, receipt of which is hereby acknowledged by Owners.

         (b) St. Mary shall pay to Owners further annual option payments on or before the dates and in the amounts as follows:

                   August 1, 1995                  $  5,000
                   August 1, 1996                    10,000
                   August 1, 1997                    10,000
                   August 1, 1998                    10,000
                   August 1, 1999                    10,000
                   August 1, 2000                    15,000
                   August 1, 2001                    15,000
                   August 1, 2002                    15,000
                   August 1, 2003                    15,000
                   August 1, 2004                    15,000
                   August 1, 2005                    20,000
                   August 1, 2006                    20,000
                   August 1, 2007                    20,000
                   August 1, 2008                    20,000

                   August 1, 2009                    20,000
                   August 1, 2010                    20,000
                   August 1, 2011                    20,000
                   August 1, 2012                    20,000
                   August 1, 2013                    20,000
                   August 1, 2014                    20,000
                   August 1, 2015                   175,000
                                                   --------
                                                   $500,000


7. MANNER OF FURTHER OPTION PAYMENTS. St. Mary shall make all further option payments due Owners hereunder by check which shall be made payable to and shall be made payable to and shall be transmitted to the Escrow Agent. The Escrow Instructions to be executed contemporaneously herewith will instruct the Escrow Agent how the payments shall be disbursed. Upon making the payments to the Escrow Agent, St. Mary shall be deemed to have made the payments to Owners, their heirs, representatives, successors, and assigns, and thereupon St. Mary shall be discharged to the extent thereof as if the payments has been made directly to Owners, or to any person, firm or corporation entitled thereto, and St. Mary shall not be liable for the ultimate distribution or receipt of any payment or payments.


8.       OPERATIONS.

         (a) SCOPE. During the term of this Agreement, St. Mary shall have free and unrestricted access to the Property, and shall have the right and privilege of conducting exploratory investigations and prospecting for mineral deposits on the Property, effective during the life of the Option, and that prospecting shall include, but not be limited to, soil testing, geophysical surveys, core drilling, shaft sinking, tunnel and mine building and the removal of ore for testing purposes but not removal of ore for sale. St. Mary shall have the right to erect and maintain upon the Property any improvements, structures or facilities including mines, shafts and tunnels as may be necessary or convenient for the conduct of its operations.

         (b) STANDARDS OF OPERATIONS. St. Mary shall conduct all operations on the Property in a good and workmanlike manner and in accordance with accepted mining practice.

         (c) COMPLIANCE WITH LAW; RECLAMATION: St. Mary shall endeavor in good faith to comply with applicable provisions of federal, state and local laws and regulations, as required by the operating permits issued to St. Mary by these agencies under which St. Mary shall conduct its operations. If this Agreement is terminated, St. Mary shall reclaim only those portions of the Property disturbed by its operations, and in compliance with all applicable governmental laws, regulations and orders. St. Mary shall have the right, without payment of any additional consideration to Owners, to enter upon the Property subsequent to termination of this Agreement for purposes of performing such reclamation work.


9. NO IMPLIED COVENANTS. No covenants or conditions relating to the exploration or related operations on or in connection with the Property, or the timing thereof, other than those expressly provided in this Agreement, shall be implied. After commencing any exploration or related operations on or in connection with the Property and so long as this Agreement has not been terminated before the expiration of its term, St. Mary may in its sole discretion curtail or cease such operations so long as it continues to make any payments due Owners under this Agreement subject to the provisions of
    Section 16 hereof.

10. PROTECTION FROM LIENS AND DAMAGES. St. Mary shall keep the Property free of liens for labor performed or materials or merchandise furnished for use on the Property under this Agreement, and shall hold Owners harmless from all costs, loss, or damage which may result from any work or operations of St. Mary or its occupancy of the Property.

11. TAXES. Owners shall pay all taxes levied against the Property prior to the date of this Agreement. St. Mary shall pay or reimburse Owners for all taxes levied against the Property during, the term of this Agreement.
    In the case of taxes for the calendar year in which this Agreement commences, and for the calendar year in which this Agreement ends, there still be an apportionment between the parties, St. Mary to bear the proportion of taxes upon the Property applicable to the part of the calendar year included hereunder, and Owners to bear the balance of the taxes. St. Mary shall pay all taxes levied during the term of this Agreement against all buildings, structures, machinery, equipment, personal property, fixtures, and improvements placed upon the Property by St. Mary, and all taxes levied against St. Mary as an employer of labor. All taxes shall be paid when due and before delinquent, but St. Mary shall be under no obligation to pay any tax so long as the tax is being contested in good faith and by appropriate legal proceedings and the nonpayment thereof does not adversely affect any right, title, or interest of Owners in or to the Property.

12. INSURANCE. St. Mary shall carry at all times during the term of this Agreement worker's compensation and other insurance required by state laws and mining regulations, or St. Mary may self-insure as to such matters if it qualifies as a self-insurer under the appropriate laws and regulations.

13.      INSPECTION.

         (a) Owners or their authorized representative may enter on the Property at any reasonable time for the purpose of inspection, but shall enter at Owners' own risk and so as not to hinder unreasonably the operations of St. Mary. Owners shall indemnify and hold St. Mary harmless from any damage, claim, or demand by reason of injury to or the presence of Owners, their agents or representatives on the Property.

         (b) Owners or their authorized representative may, at any reasonable time, inspect any records pertinent and necessary for substantiating the compliance of St. Mary with the provisions of this Agreement.

14.      DATA.

         (a) Upon the execution of this Agreement, Owners shall deliver to St. Mary all drill core, all geological, geophysical, and engineering data and maps, logs of drill holes, results of assaying and sampling, and similar data conceding the Property (or copies thereof) which are in Owners' possession or control.

         (b) Upon the surrender or other termination of this Agreement (except upon exercise of the Option and payment of the full purchase price as provided in Section 6 hereof), St. Mary shall, within sixty days after termination, (i) return to Owners all drill core and original data delivered by Owners to St. Mary which are then in St. Mary's possession or control, and (ii) make available for inspection by Owners all factual geological and geophysical data and maps (not including interpretive data), logs of drill holes, drill core or cuttings and results of assaying and sampling pertaining to the Property which St. Mary has obtained as a result of its exploration work under this Agreement and which are then in St. Mary's possession or control. Upon Owners' request made within ninety (90) days after termination of this Agreement, St. Mary shall at Owners' expense provide Owners with the drill core or cuttings designated by Owners and with copies of any portion of the factual geological and geophysical data and maps (not including interpretive data), logs of drill holes, and results of assaying and sampling designated by Owners. St. Mary makes no representation or warranty as to the accuracy or completeness of any such data or information, and shall not be liable on account of any use by Owners or any other person of any such data or information. St. Mary shall not be liable for the loss or destruction of any drill core or cuttings.

15. CONFIDENTIALITY. During the term of this Agreement all information obtained by Owners or their authorized representatives from St. Mary or arising out of St. Mary's activities on the Property pursuant to this Agreement shall be kept strictly confidential by Owners and shall not be released to any third party except with the prior written consent of St. Mary.

16.      TERM, TERMINATION AND SURRENDER.

         (a) The term of this Agreement shall be for a period of twenty-one
    (21) years from the date hereof unless sooner surrendered or otherwise terminated, or until the earlier exercise of the Option.

         (b) It is also agreed that a failure by St. Mary to make an option payment within 60 days of the due date therefor as provided in Section 6(b) hereof shall constitute also a termination of this Agreement effective upon the expiration of such 60 day period. Upon the effective date of such termination, all rights of St. Mary under this Agreement except as provided in Sections 17 and 18 hereof shall terminate and all liabilities and obligations of St. Mary hereunder (including the obligation of making any further payments under Section 6(b) hereof) shall likewise thereupon terminate except as provided in Sections 8(c) and 14(b) hereof.

         (c) St. Mary may also at any time terminate this Agreement as to all or any part of the Property by delivering to Owners or by filing for record in the appropriate office (with a copy to owners) a good and sufficient Surrender of this Agreement. Upon mailing the Surrender to Owners or to the appropriate office, all rights of St. Mary under this Agreement shall terminate except as provided in Sections 17 and 18 hereof, and all liabilities and obligations of St. Mary under this Agreement shall likewise terminate except as provided in Sections 8(c) and 14(b) hereof and except liability for payments under Section 6(b) hereof that became due prior to the date of such termination.

17. REMOVAL OF PROPERTY. For a period of six months after the termination of this Agreement St. Mary shall have the right (but not the obligation except to the extent set forth in Section 8(c) hereof) to remove from the Property all buildings, structures, machinery, equipment, personal property, fixtures, and improvements owned by St. Mary or erected or placed on or in the Property by St. Mary, except mine timbers in place.
    St. Mary may keep one or more watchmen on the Property during the six-month period.

18. ACCESS. For as long as necessary after termination of this Agreement, St. Mary shall have the right of access to and across the Property for reclamation purposes.

19. EASEMENTS. If requested by St. Mary during the term of this Agreement or following the exercise of the Option, Owners shall execute one or more instruments granting to St. Mary without cost to St. Mary easements upon, over, or through the Property or upon, over, or through other property owned by Owners, for the construction, maintenance, use, and removal of pipe lines, telephone lines, electrical power or transmission lines, roads, railroads, tramways, flumes, ditches, shafts, drifts, tunnels, and other facilities necessary or convenient for St. Mary's operations on the Property or on other property.

20. AMENDMENTS, RELOCATIONS AND PATENTS. During the term of this Agreement, St. Mary shall have the right (but not the obligation), in the name of Owners, to amend or relocate any or all of the unpatented mining claims included in the Property, to locate placer claims on ground theretofore covered by lode claims and vice versa, and to locate any millsites on ground theretofore covered by mining claims and vice versa, and to locate any fractions resulting from the location, amendment or relocations of mining claims or millsites. At the request of St. Mary, Owners shall apply for a patent for any or all of the unpatented mining claims and millsites. For purposes of implementing the provisions of the Section, Owners do hereby nominate, constitute and appoint St. Mary as their true and lawful attorney-in-fact to execute, deliver and record on behalf of the Owners and in their name, place and stead all such documents as St. Mary may deem necessary or appropriate for such purposes. All expenses authorized by St. Mary in connection with locating, amending, or relocating mining claims or millsites or prosecuting patent proceedings shall be borne by St. Mary. The rights of St. Mary under this Agreement shall extend to all such locations, amended locations, relocations and patented mining claims and millsites.

21.      COMPLIANCE WITH FEDERAL LAND POLICY AND MANAGEMENT ACT.

         (a) Owners warrant that the location notices or location certificates for the unpatented mining claims included in the Property have been properly filed in the proper office of the Bureau of Land Management pursuant to 43 U.S.C. Section 1744 (b).

         (b) Owners warrant that evidence of assessment work or notices of intention to hold have been properly recorded in the proper county (or recording district) office and filed in the proper office of the Bureau of Land Management pursuant to 43 U.S.C. Section 1744 (a), as required, for each assessment year to and including the assessment year ending
    September 1, 1992.

22.      ASSESSMENT WORK.

         (a) Owners warrant that the annual assessment work required to hold the Property has been performed for each assessment year to and including the assessment year ending September 1, 1992, and that the rental fee required by the Department of the Interior was paid for the assessment year ending September 1, 1993. For every assessment year thereafter in which St. Mary continues this Agreement beyond the 1st day of August of any year, St. Mary shall perform assessment work or pay any rental fee required by the Department of the Interior. If any court or governmental agency decides that the work performed by St. Mary does not constitute the kind of work required by federal or state law, St. Mary shall nevertheless be deemed to have complied with the terms of this Agreement if the work done by St. Mary is the kind generally accepted in the mining industry as assessment work under existing law.

         (b) St. Mary shall be relieved of its obligation to perform assessment work for any period in which assessment work is not required or is suspended, and St. Mary shall have the benefit of subsequent laws enacted which relate to assessment work, including any laws extending the time within which to perform assessment work. For each year in which St. Mary performs assessment work, it will record in the office where the location notice or location certificate is recorded, and in any other proper office in the county (or recording district) in which the claims are located, and in the proper office of the Bureau of Land Management, an affidavit of assessment work or other documents complying with the requirements of state law and the Federal Land Policy and Management Act of 1976 and the regulations implementing and supplementing the Act.

         (c) Owners represent that the Property is one contiguous group of mining claims, and agree that work on any one or more of the claims will be for the benefit of all of the claims.

         (d) Owners represent that no report of geological, geophysical, and geochemical work (30 U.S.C. Section 28-l and 28-2) on the Property has been applied as labor for more than two consecutive years or for more than a total of five years on any one mining claim.

23. NOTICES. All notices and other communications to either party shall be in writing and shall be sufficiently given if delivered in person or sent by certified or registered mail, return receipt requested, addressed as hereinafter set forth. Notices given by mail shall be deemed delivered as of the date of mailing. Until a change of address is communicated as indicated above, all notices to Owners shall be addressed:

                        Mr. Boyce Cook
                        9845 West llth Avenue
                        Lakewood, Colorado 80215

and all notices to St. Mary shall be addressed:

                        St. Mary Minerals Inc.
                        1776 Lincoln Street, Suite 1100
                        Denver, Colorado 80203
                        Attn: Gregory A. Hahn


24.      ASSIGNMENT.

         (a) The rights of either party hereunder may be assigned in whole or in part without the consent of the other party hereto, subject to the provisions hereinafter set forth.

         (b) No change or division in the ownership of the Property or the payments provided for herein, however accomplished, shall enlarge the obligations or diminish the rights of St. Mary hereunder. Owners covenant that any change in their ownership shall be accomplished in such a manner that St. Mary shall be required to make payments and to give notices to but one person, firm, or corporation, and upon breach of this covenant,

    St. Mary may retain all monies otherwise due to Owners until the breach has been cured. No change or division in ownership shall be binding on St. Mary until thirty days after Owners have given St. Mary a certified copy of the recorded instrument evidencing the change or division.

         (c) If St. Mary assigns the whole of or an undivided interest in this Agreement, liability for breach of any obligation hereunder shall rest exclusively upon the holder of the Agreement or of an undivided interest herein who commits the breach. If this Agreement is assigned as to a segregated portion of the Property, default by the holder hereunder of that portion shall not affect the rights of holders hereunder of any other portion.

         (d) If 0wners receive a bona fide written offer from an unrelated third party to purchase all or any part of Owners' interest in the Property or in this Agreement, Owners shall first offer the interest to St. Mary stating the interest proposed to be sold or otherwise disposed of, the offering price from such third party and other terms and conditions of sale. St. Mary may accept the offer on the same terms and conditions as such third party offer by notice to Owners given within sixty days following the effective date Owners' offer. If St. Mary does not accept Owners' offer, Owners may sell or otherwise dispose of the interest offered to St. Mary at a price and upon terms and conditions equal to or less favorable to the third party than those offered to St. Mary provided that the sale or other disposition is effectuated within 120 days from the effective date of Owners' offer. Any sale or other disposition shall be subject to the terms of this Agreement, including this subsection (d), all of which shall survive the closing of any such sale in full force and effect. If Owners do not sell or otherwise dispose of the interest offered within 120 days, the provisions of this subsection (d) shall apply to any subsequent third party offer received by Owners.



25. NO TRANSFER OR ENCUMBRANCE. Without St. Mary's prior written consent, neither the Owners nor any Owner during term of this Agreement shall (a) sell, transfer, assign or convey any interest in the Property without St. Mary's prior written consent or otherwise in accordance with the provisions of Section 21(d) hereof; (b) do or fail to do any act or thing which would cause or permit any part of the Property to be pledged, collateralized or stand as security for any matter whatsoever; or (c) enter into any leases or other agreements concerning the Property or any part thereof.


26.      FORCE MAJEURE.

         (a) If St. Mary shall be prevented by Force Majeure from timely performance of any of its obligations hereunder (except the payment of money to Owners), the failure of performance shall be excused and the period for performance and the term of this Agreement shall be extended for an additional period equal to the duration of the Force Majeure. Upon the occurrence and upon the termination of any Force Majeure, St. Mary shall promptly notify Owners. St. Mary shall use reasonable diligence to remedy a Force Majeure, but shall not be required against its better judgment to settle any labor dispute or contest the validity of any law or regulation or any action or inaction of civil or military authority.

         (b) "Force Majeure" means any cause beyond St. Mary's reasonable control, including law or regulation; action or inaction of civil or military authority; inability to obtain any license, permit, or other authorization that may be required to conduct operations on or in connection with the Property; unusually severe weather; mining casualty; fire; explosion; flood; insurrection; riot; labor dispute; inability after diligent effort to obtain workmen or material; delay in transportation; acts of God; unavailability of a suitable market for the ores, minerals, concentrates, or other products from the Property; and excessive costs of mining, milling, processing or marketing, or insufficient prices available for the ores, minerals, concentrates, or other products produced from the Property, which render St. Mary's operations uneconomic.

27. SHORT FORM. Contemporaneously herewith, St. Mary and Owners have executed and delivered a Short Form of Agreement. St. Mary may record the Short Form or this Agreement, or both, as it may elect.

28. INUREMENT. All covenants, conditions, limitations, and provisions herein contained apply to and are binding upon the parties hereto, their heirs, representatives, successors, and assigns.

29. MODIFICATION. No modification, variation, or amendment of this Agreement shall be effective unless the modification, variation, or amendment is in writing and is signed by Owners and St. Mary.

30. WAIVER. No waiver of any breach or default under this Agreement shall be effective unless the waiver is in writing and signed by the party against whom the waiver is claimed. No waiver of any breach or default shall be deemed to be a waiver of any other or subsequent breach or default.

31. ENTIRE AGREEMENT. This Agreement sets forth the entire agreement of the parties and, except as herein expressly provided, supersedes all previous and contemporaneous agreements, representations, warranties, or understandings, written or oral.

32. CONSTRUCTION. The paragraph headings are for convenience only, and shall not be used in the construction of this Agreement.

33. GOVERNING LAW. The formation, interpretation, and performance of this Agreement shall be governed by the law of the state of Colorado.

34. TIME OF ESSENCE. Except as set forth in Section 23 hereof, time is of the essence in the performance of each and every term, condition, and covenant of this Agreement.

35. TIME COMPUTATIONS. In computing the time permitted or required for performance or payment as provided hereunder, the first day shall be excluded and the last day shall be included. If the last day of any such period is a Saturday, Sunday or legal holiday, the period shall extend to include the next day which is not a Saturday,

    Sunday, or legal holiday. Any performance or payment which must be taken or made under this Agreement must be taken or made prior to 5:00 p.m. (Denver, Colorado time) of the last day of the applicable period provided hereunder for such action, unless another time is expressly specified. All references to time shall be Denver, Colorado time. If a date for performance, or payment falls on a holiday or weekend, the time for performance or payment shall be extended to the next business day, and if performance or payment has occurred on such weekend or holiday, it shall be deemed to have occurred on the next business day.

36. INVALIDITY. The invalidity of any provision of this Agreement shall not affect the enforceability of any other provision of this Agreement.


37. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same agreement. If any person named as one of the Owners does not execute this Agreement, it nevertheless shall be binding upon those persons executing it.


38. ADDITIONAL DOCUMENTS. Owners will provide St. Mary with such additional documents as may be necessary to carry out the purposes of this Agreement. If conditions change by reason of conveyances, assignments, or other matters relating to the title to or description of the Property, Owners and St. Mary shall execute amendments of this Agreement and the Short Form of Agreement, and any other documents which may be necessary to reflect such changed conditions.


         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.



/s/ Boyce Cook
------------------------------
Boyce Cook
              and

/s/ Margaret Cook
------------------------------
Margaret Cook



------------------------------
Josephine Hill
              and



------------------------------
Donald Charles Giaccarni




                                       ST. MARY MINERALS INC.



                                       By: /s/ Gregory A. Hahn
                                          --------------------------------
                                          Gregory A. Hahn, Vice President

STATE OF COLORADO   )
                    )ss.
COUNTY OF JEFFERSON )

         On this 27th day of July, 1994 before me the undersigned, a notary public, personally appeared Boyce Cook known to me (or proved to me on the oath Boyce Cook (to be the person whose name is subscribed to the within instrument, and acknowledged that he executed the same.



My Commission Expires:

   4/6/1996
   10403 West Colfax Avenue
   Lakewood, CO 80215                  /S/ [Illegible]
------------------------------         ---------------------------------
                                       Notary Public




STATE OF COLORADO   )
                    )ss.
COUNTY OF JEFFERSON )

         On this 27th day of July, 1994 before me the undersigned, a notary public, personally appeared Margaret Cook known to me (or proved to me on the oath Margaret Cook (to be the person whose name is subscribed to the within instrument, and acknowledged that she executed the same.



My Commission Expires:

   4/6/1996
   10403 West Colfax Avenue
   Lakewood, CO 80215                  /S/ [Illegible]
------------------------------         ---------------------------------
                                       Notary Public




STATE OF      )
              )ss.
COUNTY OF     )

         On this ____ day of ____________, 19___ before me the undersigned, a notary public, personally appeared Boyce Cook known to me (or proved to me on the oath of _______________________ (to be the persons whose names are subscribed to the within instrument, and acknowledged that she executed the same.



My Commission Expires:


------------------------------         ---------------------------------
                                       Notary Public

STATE OF      )
              )ss.
COUNTY OF     )

         On this ____ day of ____________, 19___ before me the undersigned, a notary public, personally appeared Donald Charles Giaccarni known to me (or proved to me on the oath of _______________________ (to be the persons whose names are subscribed to the within instrument, and acknowledged that he executed the same.

My Commission Expires:


------------------------------         ---------------------------------
                                       Notary Public



STATE OF COLORADO  )
CITY AND           ) ss.
COUNTY 0F DENVER   )


         The foregoing instrument was acknowledged before me this 25th day of July, 1994, by Gregory A. Hahn, the Vice President of St. Mary Minerals Inc., a Colorado corporation, on behalf of the corporation.



My Commission Expires:


February 14, 1997                           /s/ James C. Robertson
-------------------------                   ---------------------------------
                                            Notary Public  JAMES C. ROBERTSON

                                      EXHIBIT A



         OWNERS

Name and Address                       % Interest in Property
----------------                       ---------------------



Boyce Cook and                                   66.666%
Margaret Cook, Husband and Wife
9845 W. 11th Avenue
Lakewood, Colorado 80215


Josephine Hill and                               16.667% each
Donald Charles Giaccarni
20 Hidalgo Terrace
San Francisco, CA 94103

                                      EXHIBIT B

                                      PROPERTIES


    100% interest in and to the following unpatented mining claims located in the Picuris and Copper Mountain Mining District, Taos County, New Mexico:



                     Recorded         Amended             BLM
   Claim Name      Book   Page      Book   Page          NMMC Number
   ----------      -----------      -----------          -----------

    Blue Jay       S 30     46      S 37    439            68901
    Chipmunk       S 30     47      S 37    443            68902
    Mustang        S 30    498      S 37    444            68903
    Shiner         S 30    499      S 37    448            68904
    Lizzie         S 37      4      S 37    441            68905
    Magpie         S 37    5-6      S 37    442            68906
                                    M 95    109
    Daisy          S 37      3      S 37    440            68907

    Schedule "C" to the Acquisition Agreement dated for reference
   November 16, 1994


                      EXPLORATION AND PURCHASE OPTION AGREEMENT



         THIS OPTION AGREEMENT ("Agreement") made effective as of the 1st day of August, 1994, by and between those persons whose names and addresses are shown on EXHIBIT A attached hereto and made a part hereof (individually an "Owner" and collectively the "Owners") and ST. MARY MINERALS INC., a Colorado corporation, whose address is 1776 Lincoln Street, Denver, Colorado 80203 (hereinafter referred to as "St. Mary");

         WHEREAS, Owners are the owners of certain patented mining claims and millsites situate in Taos County, New Mexico, herein referred to as "the Property," and more particularly described on EXHIBIT B attached hereto and made a part hereof; and

         WHEREAS, St. Mary desires to carry out exploration work and to acquire an option to purchase the Property,

         WHEREAS, Owners desire to make the Property available for the conduct by St. Mary of certain mineral exploration work thereon and to grant St. Mary the option to purchase the Property,

         NOW THEREFORE, in consideration of Ten Dollars ($10.00) in hand paid to Owners, the receipt and sufficiency of which are hereby acknowledged, and further in consideration of the mutual covenants, agreements, and promises herein contained, the parties agree as follows:

1. OPTION. Owners grant to St. Mary during the term of this Agreement the sole and exclusive option (the "Option") to purchase the Property, together with all appurtenances and water rights incident thereto and all improvements and personal property thereon, free and clear of all liens and encumbrances, for a total purchase price of Five Hundred
    Thousand Dollars ($500,000.00). St. Mary shall be entitled to a credit against the purchase price for all amounts paid under the provisions of
    Section 6. hereof and for all costs and expenses incurred under the provisions of Section 4 hereof. If the Property is placed in commercial production at any time during the term of this Agreement, St. Mary shall exercise the option by providing written notice of exercise to Owners. Within three (3) years after such notice, but no later than August 1, 2015, St. Mary shall deliver the balance of the purchase price to Owners. "Commercial production" shall mean the processing and sale of ores, concentrates, metals and other mineral products which have been mined on the Property but which shall not include processing for the purpose of testing or milling by a pilot plant.


2. ESCROW. Contemporaneously with the execution of this Agreement, Owners shall execute, acknowledge, and deliver to the Escrow Agent one or more general warranty deeds conveying the Property to St. Mary in the form (without legal descriptions) of Exhibit C attached hereto and incorporated herein.
         Owners and St. Mary hereby appoint CB&S Nominee Corporation, 1800 One Norwest Center Building, 1700 Lincoln Street, Denver, Colorado 80203 as their Escrow Agent to receive and distribute all payments and to hold the deed and deliver it to the party entitled hereunder to receive the same. The parties hereto agree that the Escrow Agent shall act pursuant to Escrow Instructions executed contemporaneously herewith.


3. EXCLUSIVE POSSESION. St. Mary shall have the exclusive possession of the Property during the term of this Agreement.


4.       TITLE.

         (a) Owners warrant that they are in possession of the Property, that they have the right to enter into this Agreement, that they know of no other person claiming any interest in the Property or the ground covered thereby, and that the Property is free from all liens and encumbrances, except liens for property taxes not yet due and payable. Owners further warrant to St. Mary the quiet enjoyment of the Property and the right to explore, develop, and mine the same.

         (b) Owners warrant and will defend title of the property against all persons whomsoever.

         (c) At St. Mary's request, Owners shall take all action necessary (including judicial proceedings) to remove any cloud from or cure any defect in their title to the Property or the ground covered thereby. If Owners fail or refuse to take any such action, St. Mary may take any such action in Owners' name. Owners agree to cooperate with St. Mary in any such action taken. If the United States or any third person attacks the validity of any of the patented mining claims included in the Property for any reason, St. Mary shall have no obligation to defend the validity of the claim.

         (d) St. Mary shall not be estopped to deny the validity of Owners' title.


5. UNDIVIDED INTEREST. If the interest claimed by any Owner in any portion of the Property is less than one hundred percent, the interest claimed by such Owner is set forth in Exhibit A. Any representation or warranty of title made by any Owner shall apply only to the interest set forth in Exhibit A.


6.       OPTION PAYMENTS.

         (a) Concurrent with the execution of this Agreement by Owners, St. Mary has made an option payment to Owners in the amount of $5,000, receipt of which is hereby acknowledged by Owners.

         (b) St. Mary shall pay to Owners further annual option payments on or before the dates and the amounts as follows:

              August 1, 1995                 $   5,000
              August 1, 1996                    10,000
              August 1, 1997                    10,000
              August 1, 1998                    10,000
              August 1, 1999                    10,000
              August 1, 2000                    15,000
              August 1, 2001                    15,000
              August 1, 2002                    15,000
              August 1, 2003                    15,000
              August 1, 2004                    15,000
              August 1, 2005                    20,000
              August 1, 2006                    20,000
              August 1, 2007                    20,000
              August 1, 2008                    20,000

              August 1, 2009                    20,000
              August 1, 2010                    20,000
              August 1, 2011                    20,000
              August 1, 2012                    20,000
              August 1, 2013                    20,000
              August 1, 2014                    20,000
              August 1, 2015                   175,000
                                              --------

                                              $500,000


7. MANNER OF FURTHER OPTION PAYMENTS. St. Mary shall make all further option payments due Owners hereunder by check which shall be made payable to and shall be made payable to and shall be transmitted to the Escrow Agent. The Escrow Instructions to be executed contemporaneously herewith will instruct the Escrow Agent how the payments shall be disbursed. Upon making the payments to the Escrow Agent, St. Mary shall be deemed to have made the payments to Owners, their heirs, representatives, successors, and assigns, and thereupon St. Mary shall be discharged to the extent thereof as if the payments had been made directly to Owners, or to any person, firm or corporation entitled thereto, and St. Mary shall not be liable for the ultimate distribution or receipt of any payment or payments.


8.       OPERATIONS.

         (a) SCOPE. During the term of this Agreement, St. Mary shall have free and unrestricted access to the Property, and shall have the right and privilege of conducting exploratory investigations and prospecting for mineral deposits on the Property, effective during the life of the Option, and that prospecting shall include, but not be limited to, soil testing, geophysical surveys, core drilling, shaft sinking, tunnel and mine building and the removal of ore for testing purposes but not removal of ore for sale. St. Mary shall have the right to erect and maintain upon the Property any improvements, structures or facilities including mines, shafts and tunnels as may be necessary or convenient for the conduct of its operations.

            (b) STANDARDS OF OPERATION. St. Mary shall conduct all operations on the Property in a good and workmanlike manner and in accordance with accepted mining practice.

            (c) COMPLIANCE WITH LAW; RECLAMATION: St. Mary shall endeavor in good faith to comply with applicable provisions of federal, state and local laws and regulations, as required by the operating permits issued to St. Mary by these agencies under which St. Mary shall conduct its operations. If this Agreement is terminated, St. Mary shall reclaim only those portions of the Property disturbed by its operations, and in compliance with all applicable governmental laws, regulations and orders. St. Mary shall have the right, without payment of any additional consideration to Owners, to enter upon the Property subsequent to termination of this Agreement for purposes of performing such reclamation work.


9. NO IMPLIED COVENANTS. No covenants or conditions relating to the exploration or related operations on or in connection with the Property, or the timing thereof, other than those expressly provided in this Agreement, shall be implied. After commencing any exploration or related operations on or in connection with the Property and so long as this Agreement has not been terminated before the expiration of its term, St. Mary may in its sole discretion curtail or cease such operations so long as it continues to make any payments due Owners under this Agreement subject to the provisions of
    Section 16 hereof.



10. PROTECTION FROM LIENS AND DAMAGES. St. Mary shall keep the Property free of liens for labor performed or materials or merchandise furnished for use on the Property under this Agreement, and shall hold Owners harmless from all costs, loss, or damage which may result from any work or operations of St. Mary or its occupancy of the Property.

11. TAXES. Owners shall pay all taxes levied against the Property prior to the date of this Agreement. St. Mary shall pay or reimburse Owners for all taxes levied against the Property during the term of this Agreement.
    In the case of taxes for the calendar year in which this Agreement commences, and for the calendar year in which this Agreement ends, there shall be an apportionment between the parties, St. Mary to bear the proportion of taxes upon the Property applicable to the part of the calendar year included hereunder, and Owners to bear the balance of the taxes. St. Mary shall pay all taxes levied during the term of this Agreement against all buildings, structures, machinery, equipment, personal property, fixtures, and improvements placed upon the Property by St. Mary, and all taxes levied against St. Mary as an employer of labor. All taxes shall be paid when due and before delinquent, but St. Mary shall be under no obligation to pay any tax so long as the tax is being contested in good faith and by appropriate legal proceedings and the nonpayment thereof does not adversely affect any right, title, or interest of Owners in or to the Property.


12. INSURANCE. St. Mary shall carry at all times during the term of this Agreement worker's compensation and other insurance required by state laws and mining regulations, or St. Mary may self-insure as to such matters if it qualifies as a self-insurer under the appropriate laws and regulations.


13.      INSPECTION.

         (a) Owners or their authorized representative may enter on the Property at any reasonable time for the purpose of inspection, but shall enter at Owners' own risk and so as not to hinder unreasonably the operations of St. Mary. Owners shall indemnify and hold St. Mary harmless from any damage, claim, or demand by reason of injury to or the presence of Owners, their agents or representatives on the Property.

         (b) Owners or their authorized representative may, at any reasonable time, inspect any records pertinent and necessary for substantiating the compliance of St. Mary with the provisions of this Agreement.

14.      DATA.

         (a) Upon the execution of this Agreement, Owners shall deliver to St. Mary all drill core, all geological, geophysical, and engineering data and maps, logs of drill holes, results of assaying, and sampling, and similar data concerning the Property (or copies thereof) which are in Owners' possession or control.

         (b) Upon the surrender or other termination of this Agreement (except upon exercise of the Option and payment of the full purchase price as provided in Section 6 hereof), St. Mary shall, within sixty days after termination, (i) return to Owners all drill core and original data delivered by Owners to St. Mary which are then in St. Mary's possession or control, and (ii) make available for inspection by Owners all factual geological and geophysical data and maps (not including interpretive data), logs of drill holes, drill core or cuttings and results of assaying and sampling pertaining to the Property which St. Mary has obtained as a result of its exploration work under this Agreement and which are then in St. Mary's possession or control. Upon Owners' request made within ninety (90) days after termination of this Agreement, St. Mary shall at Owners' expense provide Owners with the drill core or cuttings designated by Owners and with copies of any portion of the factual geological and geophysical data and maps (not including interpretive data), logs of drill holes, and results of assaying and sampling designated by Owners. St. Mary makes no representation or warranty as to the accuracy or completeness of any such data or information, and shall not be liable on account of any use by Owners or any other person of any such data or information. St. Mary shall not be liable for the loss or destruction of any drill core or cuttings.


15. CONFIDENTIALITY. During the term of this Agreement all information obtained by Owners or their authorized representatives from St. Mary or arising out of St. Mary's activities on the Property pursuant to this Agreement shall be kept strictly confidential by Owners and shall not be released to any third party except with the prior written consent of St. Mary.


16.      TERM, TERMINATION AND SURRENDER.

         (a)  The term of this Agreement shall be for a period of twenty-one
    (21) years from the date hereof unless sooner surrendered or otherwise terminated, or until the earlier exercise of the Option.

         (b) It is also agreed that a failure by St. Mary to make an option payment within 60 days of the due date therefor as provided in Section 6(b) hereof shall constitute a termination of this Agreement effective upon the expiration of such 60 day period. Upon the effective date of such termination, all rights of St. Mary under this Agreement except as provided in Sections 17 and 18 hereof shall terminate and all liabilities and obligations of St. Mary hereunder (including the obligation of making any further payments under Section 6(b) hereof) shall likewise thereupon terminate except as provided in Sections 8(c) and 14(b) hereof.

         (c) St. Mary may also at any time terminate this Agreement as to all or any part of the Property by delivering to Owners or by filing for record in the appropriate office (with a copy to Owners) a good and sufficient Surrender of this Agreement. Upon mailing the Surrender to Owners or to the appropriate office, all rights of St. Mary under this Agreement shall terminate except as provided in Sections 17 and 18 hereof, and all liabilities and obligations of St. Mary under this Agreement shall likewise terminate except as provided in Sections 8(c) and 14(b) hereof and except liability for payments under Section 6(b) hereof that became due prior to the date of such termination.


17. REMOVAL OF PROPERTY. For a period of six months after the termination of this Agreement St. Mary shall have the right (but not the obligation except to the extent set forth in Section 8(c) hereof) to remove from the Property all buildings, structures, machinery, equipment, personal property, fixtures, and improvements owned by St. Mary or erected or placed on or in the Property by St. Mary, except mine timbers in place. St. Mary may keep one or more watchmen on the Property during the six-month period.


18. ACCESS. For as long as necessary after termination of this Agreement, St. Mary shall have the right of access to and across the Property for reclamation purposes.

19. EASEMENTS. If requested by St. Mary during the term of this Agreement or following the exercise of the Option, Owners shall execute one or more instruments granting to St. Mary without cost to St. Mary easements upon, over, or through the Property or upon, over, or through other property owned by Owners, for the construction, maintenance, use, and removal of pipe lines, telephone lines, electrical power or transmission lines, roads, railroads, tramways, flumes, ditches, shafts, drifts, tunnels, and other facilities necessary or convenient for St. Mary's operations on the Property or on other property.


20. NOTICES. All notices and other communications to either party shall be in writing and shall be sufficiently given if delivered in person or sent by certified or registered mail, return receipt requested, addressed as hereinafter set forth. Notices given by mail shall be deemed delivered as of the date of mailing. Until a change of address is communicated as indicated above, all notices to Owners shall be addressed:

                             Mr. Boyce Cook
                             9845 West llth Avenue
                             Lakewood, Colorado 80215

    and all notices to St. Mary shall be addressed:

                             St. Mary Minerals Inc.
                             1776 Lincoln Street, Suite 1100
                             Denver, Colorado 80203

                             Attn: Gregory A. Hahn


21.      ASSIGNMENT.

         (a) The rights of either party hereunder may be assigned in whole or in part without the consent of the other party hereto, subject to the provisions hereinafter set forth.

         (b) No change or division in the ownership of the Property or the payments provided for herein, however accomplished, shall enlarge the obligations or diminish the rights of St. Mary hereunder. Owners covenant that any change in their ownership shall be accomplished in such a manner that St. Mary shall be required to make payments and to give notices to but one person, firm, or corporation, and upon breach of this covenant, St. Mary may retain all monies otherwise due to Owners until the breach has been cured. No change or division in ownership shall be binding on St. Mary until thirty days after Owners have given St. Mary a certified copy of the recorded instrument evidencing the change or division.

         (c) If St. Mary assigns the whole of or an undivided interest in this Agreement, liability, for breach of any obligation hereunder shall rest exclusively upon the holder of the Agreement or of an undivided interest herein who commits the breach. If this Agreement is assigned as to a segregated portion of the Property, default by the holder hereunder of that portion shall not affect the rights of holders hereunder of any other portion.

         (d) If Owners receive a bona fide written offer from an unrelated third party to purchase all or any part of Owners' interest in the Property or in this Agreement, Owners shall first offer the interest to St. Mary stating the interest proposed to be sold or otherwise disposed of, the offering price from such third party and other terms and conditions of sale. St. Mary may accept the offer on the same terms and conditions as such third party offer by notice to Owners given within sixty days following the effective date Owners' offer. If St. Mary does not accept Owners' offer, Owners may sell or otherwise dispose of the interest offered to St. Mary at a price and upon terms and conditions equal to or less favorable to the third party than those offered to St. Mary provided that the sale or other disposition is effectuated within 120 days from the effective date of Owners' offer. Any sale or other disposition shall be subject to the terms of this Agreement, including this subsection (d), all of which shall survive the closing of any such sale in full force and effect. If Owners do not sell or otherwise dispose of the interest offered within 120 days, the provisions of this subsection (d) shall apply to any subsequent third party offer received by Owners.

22. NO TRANSFER OR ENCUMBRANCE. Without St. Mary's prior written consent, neither the Owners nor any Owner during term of this Agreement shall
    (a) sell, transfer, assign
    or convey any interest in the Property without St. Mary's prior written consent or otherwise in accordance with the provisions of Section 21(d) hereof; (b) do or fail to do any act or thing which would cause or permit any part of the Property to be pledged, collateralized or stand as security for any matter whatsoever; or (c) enter into any leases or other agreements concerning the Property or any part thereof.


23.      FORCE MAJEURE.

         (a) If St. Mary shall be prevented by Force Majeure from timely performance of any of its obligations hereunder (except the payment of money to Owners), the failure of performance shall be excused and the period for performance and the term of this Agreement shall be extended for an additional period equal to the duration of the Force Majeure. Upon the occurrence and upon the termination of any Force Majeure, St. Mary shall promptly notify Owners. St. Mary shall use reasonable diligence to remedy a Force Majeure, but shall not be required against its better judgment to settle any labor dispute or contest the validity of any law or regulation or any action or inaction of civil or military authority.

         (b) "Force Majeure" means any cause beyond St. Mary's reasonable control, including law or regulation; action or inaction of civil or military authority; inability to obtain any license, permit, or other authorization that may be required to conduct operations on or in connection with the Property; unusually severe weather; mining casualty; fire; explosion; flood; insurrection; riot; labor dispute; inability after diligent effort to obtain workmen or material; delay in transportation; acts of God; unavailability of a suitable market for the ores, minerals, concentrates, or other products from the Property; and excessive costs of mining, milling, processing or marketing, or insufficient prices available for the ores, minerals, concentrates, or other products produced from the Property, which render St. Mary's operations uneconomic.


24. SHORT FORM. Contemporaneously herewith, St. Mary and Owners have executed and delivered a Short Form of Agreement. St. Mary may record the Short Form or this Agreement, or both, as it may elect.

25. INUREMENT. All covenants, conditions, limitations, and provisions herein contained apply to and are binding upon the parties hereto, their heirs, representatives, successors, and assigns.

26. MODIFICATION. No modification, variation, or amendment of this Agreement shall be effective unless the modification, variation, or amendment is in writing and is signed by Owners and St. Mary.

27. WAIVER. No waiver of any breach or default under this Agreement shall be effective unless the waiver is in writing and signed by the party against whom the waiver is claimed. No waiver of any breach or default shall be deemed to be a waiver of any other or subsequent breach or default.


28. ENTIRE AGREEMENT. This Agreement sets forth the entire agreement of the parties and, except as herein expressly provided, supersedes all previous and contemporaneous agreements, representations, warrantees, or understandings, written or oral.


29. CONSTRUCTION. The paragraph headings are for convenience only, and shall not be used in the construction of this Agreement.


30. GOVERNING LAW. The formation, interpretation, and performance of this Agreement shall be governed by the law of the state of Colorado.


31. TIME OF ESSENCE. Except as set forth in Section 23 hereof, time is of the essence in the performance of each and every term, condition, and covenant of this Agreement.


32. TIME COMPUTATIONS. In computing the time permitted or required for performance or payment as provided hereunder, the first day shall be excluded and the last day shall be included. If the last day of any such period is a Saturday, Sunday or legal holiday, the period shall extend to include the next day which is not a Saturday,

    Sunday, or legal holiday. Any performance or payment which must be taken or made under this Agreement must be taken or made prior to 5:00 p.m. (Denver, Colorado time) of the last day of the applicable period provided hereunder for such action, unless another time is expressly specified. All references to time shall be Denver, Colorado time. If a date for performance or payment falls on a holiday or weekend, the time for performance or payment shall be extended to the next business day, and if performance or payment has occurred on such weekend or holiday, it shall be deemed to have occurred on the next business day.


33. INVALIDITY. The invalidity of any provision of this Agreement shall not affect the enforceability of any other provision of this Agreement.


34. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same agreement. If any person named as one of the Owners does not execute this Agreement, it nevertheless shall be binding upon those persons executing it.


35. ADDITIONAL DOCUMENTS. Owners will provide St. Mary with such additional documents as may be necessary to carry out the purposes of this Agreement. If conditions change by reason of conveyances, assignments, or other matters relating to the title or description of the Property, Owners and St. Mary shall execute amendments of this Agreement and the Short Form of Agreement, and any other documents which may be necessary to reflect such changed conditions.


         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.



-----------------------------------
Josephine Hill
         and

-----------------------------------
Donald Charles Giaccarni





-----------------------------------
Ruby E. Neill
      and





-----------------------------------
Bruce Neill, Joint Tenants




/s/ Vivian I. Rutherford
-----------------------------------
Vivian I. Rutherford





                                       ST. MARY MINERALS INC.






                                       By: /s/ Gregory A. Hahn
                                          -------------------------------------
                                          Gregory A. Hahn, Vice President

STATE OF      )
              )SS.
COUNTY OF     )


         On this day of ____ day of ________________, 19___ before me the undersigned, a notary public, personally appeared Josephine Hill known to me (or proved to me on the oath of ______________________________ (to be the persons whose names are subscribed to the within instrument, and acknowledged that she executed the same.

My Commission Expires:



---------------------------------      ----------------------------------------
                                       Notary Public



STATE OF      )
              )SS.
COUNTY OF     )


         On this _______ day of ______________, 19___ before me the undersigned, a notary public, personally appeared Donald Charles Giaccarni known to me (or proved to me on the oath of ______________________ (to be the persons whose names are subscribed to the within instrument, and acknowledged that he executed the same.

My Commission Expires:



---------------------------------      ----------------------------------------
                                       Notary Public



STATE OF      )
              )SS.
COUNTY OF     )


         On this ______ day of _____________________, 19____ before me the undersigned, a notary public, personally appeared Ruby E. Neill known to me (or proved to me on the oath of _____________________________ (to be the person whose name is subscribed to the within instrument, and acknowledged that she executed the same.

My Commission Expires



---------------------------------      ----------------------------------------
                                       Notary Public

STATE OF      )
              )SS.
COUNTY OF     )


         On this ______ day of _____________________, 19____ before me the undersigned, a notary public, personally appeared Bruce Neill known to me (or proved to me on the oath of _____________________________ (to be the person whose name is subscribed to the within instrument, and acknowledged that she executed the same.

My Commission Expires



---------------------------------      ----------------------------------------
                                       Notary Public



STATE OF      )
              )SS.
COUNTY OF     )


         On this 2nd day of August, 1994 before me the undersigned, a notary public, personally appeared Vivian I. Rutherford known to me (or proved to me on the oath of _____________________________ (to be the person whose name is subscribed to the within instrument, and acknowledged that she executed the same.

My Commission Expires


    March 9, 1996                      /s/ Catherine S. Guy
---------------------------------      ----------------------------------------
                                       Notary Public


STATE OF COLORADO       )
CITY AND                )SS.
COUNTY OF DENVER        )


         The foregoing instrument was acknowledged before me this 25th day of July, 1994, by Gregory A. Hahn, the Vice President of St. Mary Minerals Inc., Colorado corporation, on behalf of the corporation.


My Commission Expires:


         February 14, 1997                  /s/ James C. Robertson
-----------------------------------         -----------------------------------
                                            Notary Public  James C. Robertson

                                      EXHIBIT A

         OWNERS


Name and Address                       % Interest in Property
----------------                       ----------------------


Josephine Hill and                               16.667% each
Donald Charles Giaccarni
20 Hidalgo Terrace
San Francisco, CA 94103

Ruby E. Neill and                                33.333%
Bruce Neill, Joint Tenants
724 E. Pueblo
Espanola, New Mexico 87532

Vivian I. Rutherford                             33.333%
P.O. Box 8467
Albuquerque, New Mexico 87198

                                      EXHIBIT B

                                      PROPERTIES

    100% interest in and to the following patented mining claims and millsites located in the Picuris and Copper Mountain Mining District, Taos County, New
Mexico:

    Jumbo Lode, Mineral Survey No. 1049, BLM Book A-50, Pages 338-340
    Aztec Lode, Mineral Survey No. 1049A, BLM Book A-50, Pages 338-340
    Sunset Lode, Mineral Survey No. 1049A, BLM Book A-50, Pages 338-340
    Oxide King Lode, Mineral Survey No. 1049A, BLM Book A-50, Pages 338-340 Champion Lode, Mineral Survey No. 1049A, BLM Book A-50, Pages 338-340
    Aztec Millsite, Mineral Survey No. 1049B, BLM Book A-50, Pages 338-340 Sunset Millsite, Mineral Survey No. 1049B, BLM Book A-50, Pages 338-340 Oxide King Millsite, Mineral Survey No. 1049B, BLM Book A-50, Pages 338-340 Champion Millsite, Mineral Survey No. 1049B, BLM Book A-50, Pages 338-340

                            APPLIED GEOLOGIC STUDIES, INC.

                                   2875 West Oxford
                                       Suite #3
                              Englewood, Colorado 80110
                                    (303) 761-5624
                                 (303) 761-5625 (Fax)


Schedule "D" to the
Acquisition Agreement
dated for reference
November 16, 1994

May 20, 1994


Mr. Greg Hahn, VP, Minerals Exploration
St. Mary Minerals, Inc.
1776 Lincoln Street, Suite 110
Denver, CO 80203-5400

Dear Greg:

As per our recent phone call, I am herein describing terms of an Agreement, which if affirmed by your signature, will result in our passing onto you and your company information on an interesting "copper-oxide" prospect (prospect), located on claimed land in New Mexico.

The prospect was encountered during a comprehensive review of leachable copper reserves in the Southwestern U.S. The prospect was explored during the porphyry copper era by a couple of majors, however, was not in itself big enough for their further interest. We estimate that there may be upward to 20-25 million tons of low-grade exotic copper with a possible core area of 0.5% or better. According to a call made to the owner last year, the prospect was open for option negotiations.

Agreement to the following terms would make this prospect and our in-house date available to you.

l. St. Mary Minerals, Inc. (St. Mary) would have 60 days from date of disclosure of prospect data to accept or reject the prospect. If rejected, St. Mary shall submit in writing this rejection and agrees that it and any of its officers, employees, agents, representatives or consultants for a period of three (3) years from the date of rejection letter, shall not acquire or attempt to acquire any interest in the prospect or any property within a mile limit outside the boundaries of the prospect (Area to be defined on map with data). Furthermore, St. Mary shall keep all data on the prospect strictly confidential for the 3-year period.

2. If the prospect is accepted, St Mary agrees to pay Applied Geologic Studies, Inc. (AGS) a discovery bonus amounting to $100,000. The bonus shall be paid as follows:

    a. $5,000 at time of land acquisition in prospect area, or in any area within a mile limit outside the prospect's boundaries.

    b. Five percent (5%) of total direct exploration expenditures made for benefit of the prospect, exclusive of land costs. Expenditures would include geologic work, geochemistry, geophysics, assay, drilling and costs related to mine feasibility studies or mine development. These payments would be made annually.

    c. Any balance (not to exceed $100,000), shall be paid at time of decision to put the prospect into mine production.

3. In the event that St. Mary conveys its interest in the prospect to another party, it will require such party to expressly assume in writing St. Mary's obligation to make the above payments; whereupon, St. Mary's further obligations under this Agreement shall cease. If St. Mary surrenders its interest in the prospect, or if St. Mary's rights in the property expire or terminate in any other way, it's obligations to make further payments under this Agreement shall immediately cease.

If you are in agreement with the terms set forth above, please indicate by executing both copies of the Agreement and returning one signed copy to me.

Sincerely,

/s/ William A. Rehrig
---------------------
Dr. William A. Rehrig
President, AGS Inc.


-------------------------------------------------------------------------
Accepted by me this the 23rd day of May, 1994

             /s/ Gregory A. Hahn
-------------------------------------------------------
Signature of Company Representative

                                     SCHEDULE "E"

                     TO THAT CERTAIN AGREEMENT (THE "AGREEMENT")
                  MADE AS OF THE 16TH DAY OF NOVEMBER, 1994 BETWEEN
                     SUMMO MINERALS CORPORATION OF THE FIRST PART
                     AND SUMMO USA CORPORATION OF THE SECOND PART
                       (COLLECTIVELY, THE "PAYOR") AND ST. MARY
                    MINERALS INC. OF THE THIRD PART (THE "PAYEE")

                             NET SMELTER RETURNS ROYALTY



1. In this Agreement, the term "NET SMELTER RETURNS" shall mean the gross revenue from the sale by the Payor of all ore, concentrate and metal produced from the Property, after deduction of the following:

    (a) all smelting and refining costs (excluding the cost of SX-EW processing), treatment charges and penalties including but not limited to metal losses, penalties for impurities and charges for refining, selling and handling by the smelter, refinery or other purchaser;

    (b) costs of marketing, handling, transporting and insuring such ore, concentrate or metal from the Property or from a concentrator, whether situated on or off the Property, to a smelter, refinery or other place of treatment or to the purchaser thereof.

2. Payments of Net Smelter Returns shall be made within 30 days after the end of each fiscal quarter in which Net Smelter Returns, as determined on the basis of final adjusted invoices, are received by the Payor. All such payments shall be made in U.S. dollars.

3. For the purposes of determining Net Smelter Returns, all receipts and disbursements in currency other that U.S. dollars shall be converted into U.S. currency on the day of receipt or disbursement, as the case may be.

4. Each payment of Net Smelter Returns shall be accompanied by a statement indicating the calculation of Net Smelter Returns paid. The Payee shall be entitled to audit, during normal business hours, such books and records as are necessary to determine the correctness of the payments, provided however, that such audit shall be made only on an annual basis and within 12 months of the end of the fiscal period in respect of which such audit is made.

5. Payment of Net Smelter Returns shall be made to the Payee at such place or places in the United States as they shall advise the Payor from time to time.

6. The determination of the Net Smelter Returns hereunder is based on the premise that production will be developed solely on the Property. If other properties are incorporated with the Property in a single mining project and ores pertaining to each cannot be readily segregated on a practical or equitable basis, the Payor shall have the right to commingle with ore from the Property ore produced from other properties owned or controlled by the Payor provided that the Payor will adopt and employ generally accepted practices and procedures for weighing, sampling and assaying in order to determine the amount of metals or concentrate derived from the Property. The Payee, or the representative of the Payee authorized in writing, will be permitted to examine at all reasonable times the Payor's records pertaining to commingling of ores.

7. If metal, concentrates or ore shipped from the Property are lost or destroyed under circumstances in which the Payor receives payment under an insurance policy, such payments will be deemed Net Smelter Returns.

8. The Payor shall not sell, assign, transfer or in any other manner deal with the Property or any interest therein without the purchaser, transferee or assignee acquiring the Property or such interest therein first agreeing with the Payor in writing to be bound by the terms of this agreement. The Payor's covenant to pay a 1.5% Net Smelter Return Royalty to the Payee hereunder shall be a covenant running with the Property.

9. No error in accounting or in interpretation of this Agreement shall be the basis for a claim of breach of fiduciary duty, or the like, or give rise to a claim for exemplary or punitive damages or for termination or rescission of the Agreement or the estate and rights acquired and held by the Payor under the terms of the Agreement.

                            ASSIGNMENT AND QUITCLAIM DEED


    This Assignment and Quitclaim Deed, made effective November 16, 1994, is between ST. MARY MINERALS INC., a Colorado corporation, ("Assignor"), whose address is 1776 Lincoln St., Suite 1100, Denver, CO 80203, and SUMMO USA CORPORATION, a Colorado corporation ("Assignee"), whose address is 1776 Lincoln St., Suite 1100, Denver, CO 80203.


    IN CONSIDERATION of Ten Dollars ($10.00) and other valuable consideration in hand paid by Assignee, the receipt and sufficiency of which are hereby acknowledged, and further in consideration of the mutual covenants and conditions contained in this Assignment, the parties agree as follows:

    1. ASSIGNMENT. Assignor assigns to Assignee, its successors and assigns, those certain agreements more particularly described in Exhibit A attached hereto and incorporated by reference herein (the "Agreements").

    2. QUITCLAIM. Assignor quitclaims to Assignee, its successors and assigns, all those certain patented and unpatented mining claims and mill sites in Taos County, New Mexico, more particularly described in Exhibits A and B attached hereto and incorporated by reference herein (the "Claims"), the Agreements and the Claims being herein referred to as the "Property".


    3. RESERVATION OF ROYALTY. Assignor reserves, and Assignee Agrees to pay to Assignor, a royalty equal to One and One-Half Percent (1 1/2%) of Net Smelter Returns of all ore, concentrates, and metal produced from the Property as provided in Exhibit C attached hereto and incorporated by reference herein.


    4. ADDITIONAL TERMS. Additional terms and conditions are contained in an Acquisition Agreement dated Nov. 16, 1994 among St. Mary Minerals Inc., Summo Minerals Corporation, and Summo USA Corporation. This Assignment and Quit Claim Deed shall not merge, limit, decrease, increase, or in any manner affect any of the terms of the Acquisition Agreement or any rights, interests, or oblilgations of the parties thereunder.


     IN WITNESS WHEREOF, Assignor has executed this Assignment and Quitclaim Deed effective the date first above written.


                                  ST. MARY MINERALS INC.

                                  By: /s/ H.J. Matheson
                                     --------------------------------
                                  [Name:] HUGH J. MATHESON
                                         ----------------------------

                                  [Title:] PRESIDENT
                                          ---------------------------

                                  SUMMO USA CORPORATION

                                  By: /s/ Gregory A. Hahn
                                     --------------------------------
                                  [Name:] GREGORY A. HAHN
                                         ----------------------------
                                  [Title:] VICE PRESIDENT
                                          ---------------------------

STATE OF COLORADO        )
                         )    ss:
City and County of Denver)

    The foregoing instrument was acknowledged before me this 28th day of April, 1995, by Hugh J. Matheson, as the President of St. Mary Minerals Inc., a Colorado corporation, the corporation named in and that executed the foregoing instrument, on behalf of the corporation.

                                  /s/ James C Robertson
                                  ---------------------
                                      Notary Public

[SEAL]




STATE OF COLORADO        )
                         )    ss:
City and County of Denver)

    The foregoing instrument was acknowledged before me this 28th day of April, 1995, by Gregory A. Hahn, as the Vice President of Summo USA Corporation, a Colorado corporation, the corporation named in and that executed the foregoing instrument, on behalf of the corporation.

                                  /s/ James C. Robertson
                                  ---------------------
                                      Notary Public

[SEAL]

                                      EXHIBIT A


    1. Exploration and Purchase Option Agreement dated for reference August 1, 1994, recorded October 17, 1994 in the Taos County records at Book M-170, Pages 821-830, between Boyce Cook, Margaret Cook, Josephine Hill, and Donald Charles Giaccarni, as Owners, and St. Mary Minerals Inc., covering the following unpatented mining claims located in the Picuris and Copper Mountain Mining District, Taos County, New Mexico:

                             Recorded       Amended        BLM Serial
    Claim Name               Book Page      Book Page      No. - NMMC
    ----------               ---------      ---------      ----------

    Blue Jay                 S30    46      S37   439        68901
    Chipmunk                 S30    47      S37   443        68902
    Mustang                  S30   498      S37   444        68903
    Shiner                   S30   499      S37   448        68904
    Lizzie                   S37     4      S37   441        68905
    Magpie                   S37     5-6    S37   442        68906
                                            M95   109
    Daisy                    S37     3      S37   440        68907



    2. Exploration and Purchase Option Agreement dated for reference August 1, 1994, recorded October 17, 1994 in the Taos County records at Book M-170, Pages 831-841, between Josephine Hill, Donald Charles Giaccarni, Ruby E. Neill, Bruce Neill, and Vivid Rutherford, as Owners, and St. Mary Minerals Inc., covering the following patented mining claims located in the Picuris and Coppar Mountain Mining District, Taos County, New Mexico:



    Claim Name               M.S. No.       Recorded
    -----------              --------       ---------

    Jumbo Lode               1049           BLM Book A-50, Pages 338-340
    Aztec Lode               1049A          BLM Book A-50, Pages 338-340
    Sunset Lode              1049A          BLM Book A-50, Pages 338-340
    Oxide Lode               1049A          BLM Book A-50, Pages 338-340
    Champion Lode            1049A          BLM Book A-50, Pages 338-340
    Aztec Millsite           1049B          BLM Book A-50, Pages 338-340
    Sunset Millsite          1049B          BLM Book A-50, Pages 338-340
    Oxide Millsite           1049B          BLM Book A-50, Pages 338-340
    Champion Millsite        1049B          BLM Book A-50, Pages 338-340

                                      EXHIBIT B



    Unpatented mining claims located in Township 23 North, Range 11 East, Taos County, New Mexico:


                             Recorded       Amended        BLM Serial
    Claim Name               Book Page      Book Page      No. - NMMC
    ----------               ---------      ---------      -----------
    CH 1                     M172  280                     163015
    CH 2                     M172  283                     163016
    CH 3                     M172  284                     163017
    CH 4                     M172  285                     163018
    CH 5                     M172  286                     163019
    CH 6                     M172  287                     163020
    CH 7                     M172  288                     163021
    CH 8                     M172  289                     163022
    CH 9                     M172  290                     163023
    CH 10                    M172  291                     163024
    CH 11                    M172  292                     163025
    CH 12                    M172  293                     163026
    CH 13                    M172  294                     163027
    CH 14                    M172  295                     163028
    CH 15                    M172  296                     163029
    CH 16                    M172  297                     163030
    CH 17                    M172  298                     163031
    CH 18                    M172  299                     163032
    CH 19                    M172  300                     163033
    CH 20                    M172  301                     163034
    CH 21                    M173  300                     163152
    CH 22                    M173  303                     163153
    CH 23                    M173  304                     163154
    CH 24                    M173  305                     163155
    CH 25                    M173  306                     163156
    CH 26                    M173  307                     163157
    CH 27                    M173  308                     163158
    CH 28                    M173  309                     163159
    CH 29                    M173  310                     163160
    CH 30                    M173  311                     163161
    CH 31                    M173  312                     163162
    CH 32                    M173  313                     163163
    CH 33                    M173  314                     163164
    CH 34                    M173  315                     163165
    CH 35                    M173  316                     163166
    CH 36                    M173  352                     163167
    CH 37                    M173  353                     163168
    CH 38                    M173  354                     163169
    CH 39                    M173  355                     163170
    CH 40                    M173  356                     163171
    CH 41                    M173  357                     163172
    CH 42                    M173  358                     163173
    CH 43                    M173  359                     163174
    CH 44                    M173  360                     163175

    CH 45                    M173  361                     163176
    CH 46                    M173  362                     163177
    CH 47                    M173  363                     163178
    CH 48                    M173  364                     163179
    CH 49                    M173  370                     163180
    CH 50                    M173  371                     163181
    CH 51                    M173  372                     163182
    CH 52                    M173  373                     163183
    CH 53                    M173  374                     163184
    CH 54                    M173  375                     163185
    CH 55                    M173  376                     163186
    CH 56                    M173  377                     163187
    CH 57                    M173  378                     163188
    CH 58                    M173  379                     163189
    CH 59                    M173  380                     163190
    CH 60                    M173  381                     163191
    CH 61                    M173  382                     163192
    CH 62                    M173  383                     163193
    CH 63                    M173  384                     163194
    CH 64                    M173  385                     163195

                                      EXHIBIT C

                             NET SMELTER RETURNS ROYALTY

     1. The term "Net Smelter Returns" means the gross revenue from the sale by Assignee, its successors and assigns (hereinafter, "Payor") , of all ore, concentrate, and metal produced from the property, after deduction of the following:

          (a) all smelting and refining costs (excluding the cost of SX-EW processing), treatment charges and penalties including but not limited to metal losses, penalties for impurities and charges for refining, selling, and handling by the smelter, refinery, or other purchaser, and

          (b) costs of marketing, handling, transporting, and insuring such ore, concentrate, or metal from the Property or from a concentrator, whether situated on or off the Property, to a smelter, refinery, or other place of treatment or to the purchaser thereof.


     2. Payments of Net Smelter Returns shall be made within thirty (30) days after the end of each fiscal quarter in which Net Smelter Returns, as determined on the basis of final adjusted invoices, are received by Payor. All such payments shall be made in U.S. dollars.

     3. For the purposes of determining Net Smelter Returns, all receipts and disbursements in currency other than U.S. dollars shall be converted into U.S. currency on the day of receipt or disbursement, as the case may be.

     4. Each payment of Net Smelter Returns shall be accompanied by a statement indicating the calculation of Net Smelter Returns paid. The payee shall be entitled to audit, during normal business hours, such books and records as are necessary to determine the correctness of the payments, provided however, that such audit shall be made only on an annual basis and within twelve
(12) months of the end of the fiscal period in respect of which such audit is made.

     5. Payment of Net Smelter Returns shall be made to the payee at such place or places in the United States as payee shall advise Payor from time to time.

     6. The determination of the Net Smelter Returns hereunder is based on the premise that production will be developed solely on the Property. If other properties are incorporated with the Property in a single mining project and ores pertaining to each cannot be readily segregated on a practical or equitable basis, the Payor shall have the right to commingle with ore from the

Property ore produced from other properties owned or controlled by the Payor provided that the Payor will adopt and employ generally accepted practices and procedures for weighing, sampling, and assaying in order to determine the amount of metals or concentrate derived from the Property. The payee, or the representative of the payee authorized in writing, will be permitted to examine at all reasonable times the Payor's records pertaining to commingling of ores.

     7. If metal, concentrates, or ore shipped from the Property are lost or destroyed under circumstances in which Payor receives payment under an insurance policy, such payments will be deemed Net Smelter Returns.

     8. The Payor shall not sell, assign, transfer, or in any other manner deal with the Property or any interest therein without the purchaser, transferee, or assignee acquiring the Property or such interest therein first agreeing with the Payor in writing to be bound by the terms hereof. The Payor's covenant to pay a One and One-Half Percent (1 1/2%) Net Smelter Return Royalty hereunder shall be a covenant running with the Property.

     9. No error in accounting or in interpretation hereof shall be the basis for a claim of breach of fiduciary duty, or the like, or give rise to a claim for exemplary or punitive damages or for termination or rescission hereof or the estate and rights acquired and held by the Payor under the terms hereof.
















                                         C-2